EXHIBIT 99.1

For Immediate Release:	October 16, 2024
HOMB Delivers Strong Q3 Results, While Shifting Into Hurricane Mode
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Quarterly Highlights

Metric	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023
Net income	$100.0 million	$101.5 million	$100.1 million	$86.2 million	$98.5 million
Net income, as adjusted (non-GAAP)(1)	$99.0 million	$103.9 million	$99.2 million	$92.2 million	$94.7 million
Total revenue (net)	$258.0 million	$254.6 million	$246.4 million	$245.6 million	$245.4 million
Income before income taxes	$129.1 million	$133.4 million	$130.4 million	$112.8 million	$129.3 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$148.0 million	$141.4 million	$134.9 million	$118.4 million	$130.6 million
PPNR, as adjusted (non-GAAP)(1)	$146.6 million	$141.9 million	$133.7 million	$126.4 million	$125.7 million
Pre-tax net income to total revenue (net)	50.03%	52.40%	52.92%	45.92%	52.70%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	49.49%	52.59%	52.45%	49.16%	50.72%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	57.35%	55.54%	54.75%	48.22%	53.23%
P5NR, as adjusted (non-GAAP)(1)	56.81%	55.73%	54.28%	51.46%	51.25%
ROA	1.74%	1.79%	1.78%	1.55%	1.78%
ROA, as adjusted (non-GAAP)(1)	1.72%	1.83%	1.76%	1.66%	1.72%
NIM	4.28%	4.27%	4.13%	4.17%	4.19%
Purchase accounting accretion	$1.9 million	$1.9 million	$2.8 million	$2.3 million	$2.4 million
ROE	10.23%	10.73%	10.64%	9.36%	10.65%
ROE, as adjusted (non-GAAP)(1)	10.12%	10.98%	10.54%	10.00%	10.25%
ROTCE (non-GAAP)(1)	16.26%	17.29%	17.22%	15.49%	17.62%
ROTCE, as adjusted (non-GAAP)(1)	16.09%	17.69%	17.07%	16.56%	16.95%
Diluted earnings per share	$0.50	$0.51	$0.50	$0.43	$0.49
Diluted earnings per share, as adjusted (non-GAAP)(1)	$0.50	$0.52	$0.49	$0.46	$0.47
Non-performing assets to total assets	0.63%	0.56%	0.48%	0.42%	0.42%
Common equity tier 1 capital	14.7%	14.4%	14.3%	14.2%	14.0%
Leverage	12.5%	12.3%	12.3%	12.4%	12.4%
Tier 1 capital	14.7%	14.4%	14.3%	14.2%	14.0%
Total risk-based capital	18.3%	18.0%	17.9%	17.8%	17.6%
Allowance for credit losses to total loans	2.11%	2.00%	2.00%	2.00%	2.00%
Book value per share	$19.91	$19.30	$18.98	$18.81	$18.06
Tangible book value per share (non-GAAP)(1)	12.67	12.08	11.79	11.63	10.90
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
“HOMB was on track to meet or beat expectations in the third quarter when Hurricane Helene hit with three business days left in the quarter. I’m proud of the strength of our balance sheet which allowed us to increase our already strong loan loss reserve amount in order to prepare for what is to come as a result of recent hurricanes in the southeast,” said John Allison, Chairman and CEO of HOMB.

“Our quarter was shaping up very nicely, and I was looking for $0.55 to $0.56 diluted earnings per share and an ROA of 1.96%. But that all changed almost overnight due to circumstances beyond our control. Despite this event, we still had a very strong quarter with strong revenue and PPNR, $0.50 diluted earnings per share and a 1.74% return on average assets,” Allison continued.

Liquidity and Funding Sources

At September 30, 2024, the Company held $2.50 billion in net available internal liquidity. This balance consisted of $1.51 billion in unpledged investment securities which could be used for additional secured borrowing capacity, $718.9 million in cash with the Federal Reserve Bank (FRB) and $270.4 million in other liquid cash accounts.
Consistent with the Company’s practice of maintaining access to significant external liquidity, the Company had $3.15 billion in net available external liquidity as of September 30, 2024. This included $4.80 billion in available liquidity with the Federal Home Loan Bank (FHLB), of which $1.84 billion has been drawn upon in the ordinary course of business, resulting in $2.97 billion in net available liquidity with the FHLB as of September 30, 2024. The $1.84 billion consisted of $600.0 million in outstanding FHLB advances and $1.24 billion used for pledging purposes. The Company also had access to approximately $785.6 million in liquidity with the FRB as of September 30, 2024, of which $700.0 million has been drawn upon in the ordinary course of business from the Bank Term Funding Program (BTFP), resulting in $85.6 million in net available liquidity with the FRB as of September 30, 2024. As of September 30, 2024, the Company also had access to $55.0 million from First National Bankers’ Bank (FNBB) and $45.0 million from other various external sources.
Overall, the Company had $5.65 billion in net available liquidity as of September 30, 2024, which consisted of $2.50 billion of net available internal liquidity and $3.15 billion in net available external liquidity. Details on the Company’s available liquidity as of September 30, 2024 are included below.

(In thousands)	Total Available	Amount Used	Net Availability
Internal Sources
Unpledged investment securities (market value)	$1,509,661	$—	$1,509,661
Cash at FRB	718,881	—	718,881
Other liquid cash accounts	270,411	—	270,411
Total Internal Liquidity	2,498,953	—	2,498,953
External Sources
FHLB	4,804,845	1,838,171	2,966,674
FRB Discount Window	85,624	—	85,624
BTFP (par value)	700,000	700,000	—
FNBB	55,000	—	55,000
Other	45,000	—	45,000
Total External Liquidity	5,690,469	2,538,171	3,152,298
Total Available Liquidity	$8,189,422	$2,538,171	$5,651,251

The Company has continued to limit its exposure to uninsured deposits. As of September 30, 2024, the Company held approximately $8.18 billion in uninsured deposits of which $766.2 million were intercompany subsidiary deposit balances and $2.81 billion were collateralized deposits, for a net position of $4.61 billion. This represents approximately 27.6% of total deposits. As of September 30, 2024, net available liquidity exceeded uninsured and uncollateralized deposits by $1.04 billion.

(in thousands)	As of September 30, 2024
Uninsured Deposits	$8,179,825
Intercompany Subsidiary and Affiliate Balances	766,247
Collateralized Deposits	2,806,436
Net Uninsured Position	$4,607,142

Total Available Liquidity	$5,651,251
Net Uninsured Position	4,607,142
Net Available Liquidity in Excess of Uninsured Deposits	$1,044,109
In the event the Company’s $4.61 billion net position of uninsured deposits had been called by depositors on the first day of the third quarter of 2024 and the Company utilized available funding, which remained outstanding during the entire quarter, the Company estimates that interest expense would have increased by approximately $72.3 million for the quarter ended September 30, 2024. The outflow of deposits could have been funded through available sources of liquidity without selling our investment securities. In this event, based on the Company’s profitability level for the quarter ended September 30, 2024, the Company estimates that it would still have achieved return on average assets (ROA) of 1.26% for the quarter ended September 30, 2024.

Operating Highlights
Net income for the three-month period ended September 30, 2024 was $100.0 million, or $0.50 diluted earnings per share. When adjusting for non-fundamental items, net income and diluted earnings per share on an as-adjusted basis (non-GAAP), were $99.0 million(1) and $0.50 per share(1), respectively, for the three months ended September 30, 2024.
During the quarter ended September 30, 2024, the Company recorded $18.9 million in credit loss expense. The $18.9 million of credit loss expense includes $18.2 million in provision for credit losses on loans. Of the $18.2 million provision for credit losses on loans recorded, $16.7 million was an additional hurricane reserve for loans located in the FEMA disaster areas impacted by Hurricane Helene, which made landfall during the quarter. The additional hurricane reserve had a six cent impact to diluted earnings per share for the quarter. The remaining portion of the provision was related to loan growth. The Company also recorded a $1.0 million provision for credit losses on unfunded commitments due to an increase in the balance of unfunded commitments. In addition, we recorded a $330,000 recovery of credit losses on available for sale investments due to an improvement in the unrealized losses for one of our subordinated debt investments.
Our net interest margin was 4.28% for the three-month period ended September 30, 2024, compared to 4.27% for the three-month period ended June 30, 2024. The yield on loans was 7.60% and 7.54% for the three months ended September 30, 2024 and June 30, 2024, respectively, as average loans increased from $14.65 billion to $14.76 billion. Additionally, the rate on interest bearing deposits increased to 3.02% as of September 30, 2024, from 3.00% as of June 30, 2024, while average interest-bearing deposits increased from $12.85 billion to $12.87 billion.
During the third quarter of 2024, there was $573,000 of event interest income compared to $1.7 million of event interest income for the second quarter of 2024.

Purchase accounting accretion on acquired loans was $1.9 million for both three-month periods ended September 30, 2024 and June 30, 2024, and average purchase accounting loan discounts were $20.8 million and $22.8 million for the three-month periods ended September 30, 2024 and June 30, 2024, respectively.
Net interest income on a fully taxable equivalent basis was $217.8 million for the three-month period ended September 30, 2024, and $214.5 million for the three-month period ended June 30, 2024. This increase in net interest income for the three-month period ended September 30, 2024, was the result of a $5.5 million increase in interest income, partially offset by a $2.1 million increase in interest expense. The $5.5 million increase in interest income was primarily the result of a $7.6 million increase in loan interest income, which was partially offset by a $1.7 million decrease in investment income and a $468,000 decrease in income from interest-bearing balances due from banks. The increase in interest income is primarily the result the growth in interest-earning assets and the current high interest rate environment. The $2.1 million increase in interest expense was due to a $2.0 million increase in interest expense on deposits. The increase in interest expense is also a result of the growth of average interest-bearing deposits and the current high interest rate environment.
The Company reported $42.8 million of non-interest income for the third quarter of 2024. The most important components of third quarter non-interest income were $10.5 million from other service charges and fees, $9.9 million from service charges on deposit accounts, $7.5 million from other income, $4.4 million from trust fees, $4.4 million in mortgage lending income, $2.6 million from dividends from FHLB, FRB, FNBB and other, $1.4 million from the fair value adjustment for marketable securities and $1.2 million from the increase in cash value of life insurance.
Non-interest expense for the third quarter of 2024 was $110.0 million. The most important components of non-interest expense were $58.9 million from salaries and employee benefits, $27.6 million in other operating expense, $14.5 million in occupancy and equipment expenses and $9.1 million in data processing expenses. For the third quarter of 2024, our efficiency ratio was 41.42%, and our efficiency ratio, as adjusted (non-GAAP), was 41.66%(1).

Financial Condition
Total loans receivable were $14.82 billion at September 30, 2024, compared to $14.78 billion at June 30, 2024. Total deposits were $16.71 billion at September 30, 2024, compared to $16.96 billion at June 30, 2024. Total assets were $22.82 billion at September 30, 2024, compared to $22.92 billion at June 30, 2024.
During the third quarter of 2024, the Company experienced approximately $42.5 million in loan growth. Our community banking footprint experienced $131.6 million in organic loan growth during the quarter ended September 30, 2024, and Centennial CFG experienced $89.1 million of organic loan decline and had loans of $2.00 billion at September 30, 2024.
Non-performing loans to total loans were 0.68% and 0.58% at September 30, 2024 and June 30, 2024, respectively. Non-performing assets to total assets were 0.63% and 0.56% at September 30, 2024 and June 30, 2024, respectively. Net charge-offs were $1.5 million and $2.4 million for the three months ended September 30, 2024 and June 30, 2024, respectively.
Non-performing loans at September 30, 2024 were $30.3 million, $40.8 million, $20.0 million, $391,000, $6.8 million and $2.8 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $101.1 million. Non-performing assets at September 30, 2024 were $30.4 million, $48.1 million, $33.0 million, $391,000, $6.8 million and $25.5 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $144.2 million.
The Company’s allowance for credit losses on loans was $312.6 million at September 30, 2024, or 2.11% of total loans, compared to the allowance for credit losses on loans of $295.9 million, or 2.00% of total loans, at June 30, 2024. As of September 30, 2024 and June 30, 2024, the Company’s allowance for credit losses on loans was 309.16% and 342.66% of its total non-performing loans, respectively.
Stockholders’ equity was $3.96 billion at September 30, 2024, compared to $3.86 billion at June 30, 2024, an increase of approximately $104.3 million. The net increase in stockholders’ equity is primarily associated with the $61.2 million increase in retained earnings and $66.9 million reduction in accumulated other comprehensive loss, partially offset by the $26.9 million in stock repurchases. Book value per common share was $19.91 at September 30, 2024, compared to $19.30 at June 30, 2024. Tangible book value per common share (non-GAAP) was $12.67(1) at September 30, 2024, compared to $12.08(1) at June 30, 2024.
Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 58 branches in Texas, 5 branches in Alabama and one branch in New York City.
Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, October 17, 2024. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/608252755. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.netroadshow.com/events/login?show=96a4b06e&confId=71177. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-833-470-1428, Passcode: 892187. A replay of the call will be available by calling 1-866-813-9403, Passcode: 629464, which will be available until October 24, 2024, at 10:59 p.m. CT (11:59 p.m. ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General
This release contains forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future, including future financial results. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words or phrases like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “on track” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risks and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including the ongoing impacts of inflation; the ability to identify, complete and successfully integrate new acquisitions; the risk that expected cost savings and other benefits from acquisitions may not be fully realized or may take longer to realize than expected; diversion of management time on acquisition-related issues; the availability of and access to capital and liquidity on terms acceptable to us; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations; technological changes and cybersecurity risks and incidents; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; the impacts of recent or future adverse weather events, including hurricanes, and other natural disasters; disruptions, uncertainties and related effects on credit quality, liquidity and other aspects of our business and operations that may result from any future public health crises; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; potential increases in deposit insurance assessments, increased regulatory scrutiny or market disruptions resulting from financial challenges in the banking industry; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
ASSETS
Cash and due from banks	$265,408	$229,209	$205,262	$226,363	$229,474
Interest-bearing deposits with other banks	752,269	829,507	969,996	773,850	258,605
Cash and cash equivalents	1,017,677	1,058,716	1,175,258	1,000,213	488,079
Federal funds sold	6,425	—	5,200	5,100	3,925
Investment securities - available-for-sale, net of allowance for credit losses	3,270,620	3,344,539	3,400,884	3,507,841	3,472,173
Investment securities - held-to-maturity, net of allowance for credit losses	1,277,090	1,278,853	1,280,586	1,281,982	1,283,475
Total investment securities	4,547,710	4,623,392	4,681,470	4,789,823	4,755,648
Loans receivable	14,823,979	14,781,457	14,513,673	14,424,728	14,271,833
Allowance for credit losses	(312,574)	(295,856)	(290,294)	(288,234)	(285,562)
Loans receivable, net	14,511,405	14,485,601	14,223,379	14,136,494	13,986,271
Bank premises and equipment, net	388,776	383,691	389,618	393,300	397,093
Foreclosed assets held for sale	43,040	41,347	30,650	30,486	691
Cash value of life insurance	219,353	218,198	215,424	214,516	213,351
Accrued interest receivable	118,871	120,984	119,029	118,966	110,946
Deferred tax asset, net	176,629	195,041	202,882	197,164	222,741
Goodwill	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit intangible	42,395	44,490	46,630	48,770	51,023
Other assets	352,583	350,192	347,928	323,573	322,617
Total assets	$22,823,117	$22,919,905	$22,835,721	$22,656,658	$21,950,638
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$3,937,168	$4,068,302	$4,115,603	$4,085,501	$4,280,429
Savings and interest-bearing transaction accounts	10,966,426	11,150,516	11,047,258	11,050,347	10,786,087
Time deposits	1,802,116	1,736,985	1,703,269	1,651,863	1,452,229
Total deposits	16,705,710	16,955,803	16,866,130	16,787,711	16,518,745
Securities sold under agreements to repurchase	179,416	137,996	176,107	142,085	160,120
FHLB and other borrowed funds	1,300,750	1,301,050	1,301,050	1,301,300	1,001,550
Accrued interest payable and other liabilities	238,058	230,011	241,345	194,653	175,367
Subordinated debentures	439,394	439,542	439,688	439,834	439,982
Total liabilities	18,863,328	19,064,402	19,024,320	18,865,583	18,295,764
Stockholders' equity
Common stock	1,989	1,997	2,008	2,015	2,023
Capital surplus	2,272,100	2,295,893	2,326,824	2,348,023	2,363,210
Retained earnings	1,880,562	1,819,412	1,753,994	1,690,112	1,640,171
Accumulated other comprehensive loss	(194,862)	(261,799)	(271,425)	(249,075)	(350,530)
Total stockholders' equity	3,959,789	3,855,503	3,811,401	3,791,075	3,654,874
Total liabilities and stockholders' equity	$22,823,117	$22,919,905	$22,835,721	$22,656,658	$21,950,638

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
(In thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Interest income:
Loans	$281,977	$274,324	$265,294	$260,003	$249,464	$821,595	$729,613
Investment securities
Taxable	31,006	32,587	33,229	34,016	34,520	96,822	104,559
Tax-exempt	7,704	7,769	7,803	7,855	7,868	23,276	23,763
Deposits - other banks	12,096	12,564	10,528	4,281	2,328	35,188	10,742
Federal funds sold	62	59	61	65	82	182	156
Total interest income	332,845	327,303	316,915	306,220	294,262	977,063	868,833
Interest expense:
Interest on deposits	97,785	95,741	92,548	87,971	78,698	286,074	208,007
Federal funds purchased	1	—	—	—	1	1	3
FHLB and other borrowed funds	14,383	14,255	14,276	9,878	8,161	42,914	20,947
Securities sold under agreements to repurchase	1,335	1,363	1,404	1,480	1,344	4,102	3,333
Subordinated debentures	4,121	4,122	4,097	4,121	4,121	12,340	12,368
Total interest expense	117,625	115,481	112,325	103,450	92,325	345,431	244,658
Net interest income	215,220	211,822	204,590	202,770	201,937	631,632	624,175
Provision for credit losses on loans	18,200	8,000	5,500	5,650	2,800	31,700	6,300
Provision for (recovery of) credit losses on unfunded commitments	1,000	—	(1,000)	—	(1,500)	—	(1,500)
(Recovery of) provision for credit losses on investment securities	(330)	—	—	—	—	(330)	1,683
Total credit loss expense	18,870	8,000	4,500	5,650	1,300	31,370	6,483
Net interest income after credit loss expense	196,350	203,822	200,090	197,120	200,637	600,262	617,692
Non-interest income:
Service charges on deposit accounts	9,888	9,714	9,686	10,072	10,062	29,288	29,135
Other service charges and fees	10,490	10,679	10,189	10,422	10,128	31,358	33,766
Trust fees	4,403	4,722	5,066	4,316	4,660	14,191	13,576
Mortgage lending income	4,437	4,276	3,558	2,385	3,132	12,271	8,353
Insurance commissions	595	565	508	480	562	1,668	1,606
Increase in cash value of life insurance	1,161	1,279	1,195	1,170	1,170	3,635	3,485
Dividends from FHLB, FRB, FNBB & other	2,637	2,998	3,007	3,010	2,916	8,642	8,632
Gain on SBA loans	145	56	198	42	97	399	236
Gain (loss) on branches, equipment and other assets, net	32	2,052	(8)	583	—	2,076	924
Gain on OREO, net	85	49	17	13	—	151	319
Fair value adjustment for marketable securities	1,392	(274)	1,003	5,024	4,507	2,121	(6,118)
Other income	7,514	6,658	7,380	5,331	6,179	21,552	33,172
Total non-interest income	42,779	42,774	41,799	42,848	43,413	127,352	127,086
Non-interest expense:
Salaries and employee benefits	58,861	60,427	60,910	63,430	64,512	180,198	193,536
Occupancy and equipment	14,546	14,408	14,551	14,965	15,463	43,505	45,338
Data processing expense	9,088	8,935	9,147	9,107	9,103	27,170	27,222
Other operating expenses	27,550	29,415	26,888	39,673	25,684	83,853	79,592
Total non-interest expense	110,045	113,185	111,496	127,175	114,762	334,726	345,688
Income before income taxes	129,084	133,411	130,393	112,793	129,288	392,888	399,090
Income tax expense	29,046	31,881	30,284	26,550	30,835	91,211	92,404
Net income	$100,038	$101,530	$100,109	$86,243	$98,453	$301,677	$306,686

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands, except per share data)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
PER SHARE DATA

Diluted earnings per common share	$0.50	$0.51	$0.50	$0.43	$0.49	$1.51	$1.51
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.50	0.52	0.49	0.46	0.47	1.51	1.51
Basic earnings per common share	0.50	0.51	0.50	0.43	0.49	1.51	1.51
Dividends per share - common	0.195	0.18	0.18	0.18	0.18	0.555	0.54
Book value per common share	19.91	19.30	18.98	18.81	18.06	19.91	18.06
Tangible book value per common share (non-GAAP)(1)	12.67	12.08	11.79	11.63	10.90	12.67	10.90

STOCK INFORMATION

Average common shares outstanding	199,380	200,319	201,210	201,756	202,526	200,300	202,921
Average diluted shares outstanding	199,461	200,465	201,390	201,891	202,650	200,430	203,068
End of period common shares outstanding	198,879	199,746	200,797	201,526	202,323	198,879	202,323

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	1.74%	1.79%	1.78%	1.55%	1.78%	1.77%	1.84%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	1.72	1.83	1.76	1.66	1.72	1.77	1.84
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.88	1.94	1.93	1.69	1.95	1.92	2.01
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	1.86	1.98	1.91	1.81	1.87	1.92	2.00
Return on average common equity (ROE)	10.23	10.73	10.64	9.36	10.65	10.53	11.32
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	10.12	10.98	10.54	10.00	10.25	10.55	11.30
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	16.26	17.29	17.22	15.49	17.62	16.91	18.90
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	16.09	17.69	17.07	16.56	16.95	16.94	18.87
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	16.51	17.56	17.50	15.80	17.95	17.18	19.24
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	16.34	17.97	17.34	16.87	17.29	17.20	19.22
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Efficiency ratio	41.42%	43.17%	44.22%	50.64%	45.53%	42.91%	44.76%
Efficiency ratio, as adjusted (non-GAAP)(1)	41.66	42.59	44.43	46.43	46.44	42.87	44.86
Net interest margin - FTE (NIM)	4.28	4.27	4.13	4.17	4.19	4.23	4.28
Fully taxable equivalent adjustment	$2,616	$2,628	$892	$1,091	$1,293	$6,136	$4,415
Total revenue (net)	257,999	254,596	246,389	245,618	245,350	758,984	751,261
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	147,954	141,411	134,893	118,443	130,588	424,258	405,573
PPNR, as adjusted (non-GAAP)(1)	146,562	141,886	133,728	126,402	125,743	422,176	405,113
Pre-tax net income to total revenue (net)	50.03%	52.40%	52.92%	45.92%	52.70%	51.76%	53.12%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	49.49	52.59	52.45	49.16	50.72	51.49	53.06
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	57.35	55.54	54.75	48.22	53.23	55.90	53.99
P5NR, as adjusted (non-GAAP)(1)	56.81	55.73	54.28	51.46	51.25	55.62	53.92
Total purchase accounting accretion	$1,878	$1,873	$2,772	$2,324	$2,431	$6,523	$8,263
Average purchase accounting loan discounts	20,832	22,788	24,820	27,397	29,915	22,813	32,656

OTHER OPERATING EXPENSES

Advertising	$1,810	$1,692	$1,654	$2,226	$2,295	$5,156	$6,624
Amortization of intangibles	2,095	2,140	2,140	2,253	2,477	6,375	7,432
Electronic banking expense	3,569	3,412	3,156	3,599	3,709	10,137	10,714
Directors' fees	362	423	498	399	417	1,283	1,415
Due from bank service charges	302	282	276	274	282	860	841
FDIC and state assessment	3,360	5,494	3,318	16,016	2,794	12,172	9,514
Insurance	926	905	903	873	878	2,734	2,694
Legal and accounting	1,902	2,617	2,081	1,192	1,514	6,600	4,038
Other professional fees	2,062	2,108	2,236	1,640	2,117	6,406	7,175
Operating supplies	673	613	683	777	860	1,969	2,361
Postage	522	497	523	503	491	1,542	1,578
Telephone	455	444	470	515	544	1,369	1,645
Other expense	9,512	8,788	8,950	9,406	7,306	27,250	23,561
Total other operating expenses	$27,550	$29,415	$26,888	$39,673	$25,684	$83,853	$79,592
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
BALANCE SHEET RATIOS
Total loans to total deposits	88.74%	87.18%	86.05%	85.92%	86.40%
Common equity to assets	17.35	16.82	16.69	16.73	16.65
Tangible common equity to tangible assets (non-GAAP)(1)	11.78	11.23	11.06	11.05	10.76
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,496,536	$5,599,925	$5,616,965	$5,549,954	$5,614,259
Construction/land development	2,741,419	2,511,817	2,330,555	2,293,047	2,154,030
Agricultural	335,965	345,461	337,618	325,156	336,160
Residential real estate loans
Residential 1-4 family	1,932,352	1,910,143	1,899,974	1,844,260	1,808,248
Multifamily residential	482,648	509,091	415,926	435,736	444,239
Total real estate	10,988,920	10,876,437	10,601,038	10,448,153	10,356,936
Consumer	1,219,197	1,189,386	1,163,228	1,153,690	1,153,461
Commercial and industrial	2,084,667	2,242,072	2,284,775	2,324,991	2,195,678
Agricultural	352,963	314,600	278,609	307,327	332,608
Other	178,232	158,962	186,023	190,567	233,150
Loans receivable	$14,823,979	$14,781,457	$14,513,673	$14,424,728	$14,271,833
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$295,856	$290,294	$288,234	$285,562	$285,683
Loans charged off	2,001	3,098	3,978	3,592	3,449
Recoveries of loans previously charged off	519	660	538	614	528
Net loans charged off	1,482	2,438	3,440	2,978	2,921
Provision for credit losses - loans	18,200	8,000	5,500	5,650	2,800
Balance, end of period	$312,574	$295,856	$290,294	$288,234	$285,562
Net charge-offs to average total loans	0.04%	0.07%	0.10%	0.08%	0.08%
Allowance for credit losses to total loans	2.11	2.00	2.00	2.00	2.00
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$95,747	$78,090	$67,055	$59,971	$84,184
Loans past due 90 days or more	5,356	8,251	12,928	4,130	6,674
Total non-performing loans	101,103	86,341	79,983	64,101	90,858
Other non-performing assets
Foreclosed assets held for sale, net	43,040	41,347	30,650	30,486	691
Other non-performing assets	63	63	63	785	64
Total other non-performing assets	43,103	41,410	30,713	31,271	755
Total non-performing assets	$144,206	$127,751	$110,696	$95,372	$91,613
Allowance for credit losses for loans to non-performing loans	309.16%	342.66%	362.94%	449.66%	314.29%
Non-performing loans to total loans	0.68	0.58	0.55	0.44	0.64
Non-performing assets to total assets	0.63	0.56	0.48	0.42	0.42
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2024			June 30, 2024
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$903,456	$12,096	5.33%	$929,916	$12,564	5.43%
Federal funds sold	4,629	62	5.33	4,424	59	5.36
Investment securities - taxable	3,391,838	31,006	3.64	3,445,769	32,587	3.80
Investment securities - non-taxable - FTE	1,163,568	10,181	3.48	1,185,001	10,254	3.48
Loans receivable - FTE	14,762,667	282,116	7.60	14,648,564	274,467	7.54
Total interest-earning assets	20,226,158	335,461	6.60	20,213,674	329,931	6.56
Non-earning assets	2,667,626			2,662,275
Total assets	$22,893,784			$22,875,949
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,095,572	$79,232	2.84%	$11,118,587	$77,928	2.82%
Time deposits	1,769,952	18,553	4.17	1,732,610	17,813	4.14
Total interest-bearing deposits	12,865,524	97,785	3.02	12,851,197	95,741	3.00
Federal funds purchased	43	1	9.25	33	—	—
Securities sold under agreement to repurchase	157,178	1,335	3.38	159,899	1,363	3.43
FHLB and other borrowed funds	1,300,876	14,383	4.40	1,301,050	14,255	4.41
Subordinated debentures	439,467	4,121	3.73	439,613	4,122	3.77
Total interest-bearing liabilities	14,763,088	117,625	3.17	14,751,792	115,481	3.15
Non-interest bearing liabilities
Non-interest bearing deposits	3,993,187			4,083,916
Other liabilities	247,797			234,441
Total liabilities	19,004,072			19,070,149
Shareholders' equity	3,889,712			3,805,800
Total liabilities and shareholders' equity	$22,893,784			$22,875,949
Net interest spread			3.43%			3.41%
Net interest income and margin - FTE		$217,836	4.28		$214,450	4.27

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2024			September 30, 2023
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$878,368	$35,188	5.35%	$313,637	$10,742	4.58%
Federal funds sold	4,688	182	5.19	3,577	156	5.83
Investment securities - taxable	3,436,874	96,822	3.76	3,726,710	104,559	3.75
Investment securities - non-taxable - FTE	1,202,003	29,077	3.23	1,280,947	27,848	2.91
Loans receivable - FTE	14,633,382	821,930	7.50	14,307,358	729,943	6.82
Total interest-earning assets	20,155,315	983,199	6.52	19,632,229	873,248	5.95
Non-earning assets	2,662,627			2,640,096
Total assets	$22,817,942			$22,272,325
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,084,397	$232,757	2.80%	$11,246,350	$185,560	2.21%
Time deposits	1,729,400	53,317	4.12	1,189,620	22,447	2.52
Total interest-bearing deposits	12,813,797	286,074	2.98	12,435,970	208,007	2.24
Federal funds purchased	26	1	5.14	59	3	6.80
Securities sold under agreement to repurchase	163,013	4,102	3.36	144,603	3,333	3.08
FHLB and other borrowed funds	1,301,005	42,914	4.41	701,748	20,947	3.99
Subordinated debentures	439,613	12,340	3.75	440,199	12,368	3.76
Total interest-bearing liabilities	14,717,454	345,431	3.14	13,722,579	244,658	2.38
Non-interest bearing liabilities
Non-interest bearing deposits	4,031,447			4,729,515
Other liabilities	242,422			197,498
Total liabilities	18,991,323			18,649,592
Shareholders' equity	3,826,619			3,622,733
Total liabilities and shareholders' equity	$22,817,942			$22,272,325
Net interest spread			3.38%			3.57%
Net interest income and margin - FTE		$637,768	4.23		$628,590	4.28

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands, except per share data)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
EARNINGS, AS ADJUSTED
GAAP net income available to common shareholders (A)	$100,038	$101,530	$100,109	$86,243	$98,453	$301,677	$306,686
Pre-tax adjustments
FDIC special assessment	—	2,260	—	12,983	—	2,260	—
BOLI death benefits	—	—	(162)	—	(338)	(162)	(3,117)
Gain on sale of building	—	(2,059)	—	—	—	(2,059)	—
Fair value adjustment for marketable securities	(1,392)	274	(1,003)	(5,024)	(4,507)	(2,121)	6,118
Recoveries on historic losses	—	—	—	—	—	—	(3,461)
Total pre-tax adjustments	(1,392)	475	(1,165)	7,959	(4,845)	(2,082)	(460)
Tax-effect of adjustments	(348)	119	(251)	1,989	(1,112)	(480)	(30)
Deferred tax asset write-down	—	2,030	—	—	—	2,030	—
Total adjustments after-tax (B)	(1,044)	2,386	(914)	5,970	(3,733)	428	(430)
Earnings, as adjusted (C)	$98,994	$103,916	$99,195	$92,213	$94,720	$302,105	$306,256

Average diluted shares outstanding (D)	199,461	200,465	201,390	201,891	202,650	200,430	203,068

GAAP diluted earnings per share: (A/D)	$0.50	$0.51	$0.50	$0.43	$0.49	$1.51	$1.51
Adjustments after-tax: (B/D)	—	0.01	(0.01)	0.03	(0.02)	—	—
Diluted earnings per common share, as adjusted: (C/D)	$0.50	$0.52	$0.49	$0.46	$0.47	$1.51	$1.51

ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	1.74%	1.79%	1.78%	1.55%	1.78%	1.77%	1.84%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	1.72	1.83	1.76	1.66	1.72	1.77	1.84
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	1.88	1.94	1.93	1.69	1.95	1.92	2.01
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	1.86	1.98	1.91	1.81	1.87	1.92	2.00

GAAP net income available to common shareholders (A)	$100,038	$101,530	$100,109	$86,243	$98,453	$301,677	$306,686
Amortization of intangibles (B)	2,095	2,140	2,140	2,253	2,477	6,375	7,432
Amortization of intangibles after-tax (C)	1,572	1,605	1,605	1,690	1,866	4,782	5,598
Adjustments after-tax (D)	(1,044)	2,386	(914)	5,970	(3,733)	428	(430)
Average assets (E)	22,893,784	22,875,949	22,683,259	22,056,440	21,902,434	22,817,942	22,272,325
Average goodwill & core deposit intangible (F)	1,441,654	1,443,778	1,445,902	1,448,061	1,450,478	1,443,770	1,452,933

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	10.23%	10.73%	10.64%	9.36%	10.65%	10.53%	11.32%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	10.12	10.98	10.54	10.00	10.25	10.55	11.30
Return on average tangible common equity: (A/(D-E))	16.26	17.29	17.22	15.49	17.62	16.91	18.90
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	16.09	17.69	17.07	16.56	16.95	16.94	18.87
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	16.51	17.56	17.50	15.80	17.95	17.18	19.24
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	16.34	17.97	17.34	16.87	17.29	17.20	19.22

GAAP net income available to common shareholders (A)	$100,038	$101,530	$100,109	$86,243	$98,453	$301,677	$306,686
Earnings excluding intangible amortization (B)	101,610	103,135	101,714	87,933	100,319	306,459	312,284
Adjustments after-tax (C)	(1,044)	2,386	(914)	5,970	(3,733)	428	(430)
Average common equity (D)	3,889,712	3,805,800	3,783,652	3,656,720	3,667,339	3,826,619	3,622,733
Average goodwill & core deposits intangible (E)	1,441,654	1,443,778	1,445,902	1,448,061	1,450,478	1,443,770	1,452,933
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-G)/(B+C+E))	41.42%	43.17%	44.22%	50.64%	45.53%	42.91%	44.76%
Efficiency ratio, as adjusted: ((D-G-I)/(B+C+E-H))	41.66	42.59	44.43	46.43	46.44	42.87	44.86
Pre-tax net income to total revenue (net) (A/(B+C))	50.03	52.40	52.92	45.92	52.70	51.76	53.12
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	49.49	52.59	52.45	49.16	50.72	51.49	53.06
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$147,954	$141,411	$134,893	$118,443	$130,588	$424,258	$405,573
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F)	146,562	141,886	133,728	126,402	125,743	422,176	405,113
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	57.35%	55.54%	54.75%	48.22%	53.23%	55.90%	53.99%
P5NR, as adjusted (B+C-D+F-G)/(B+C)	56.81	55.73	54.28	51.46	51.25	55.62	53.92

Pre-tax net income (A)	$129,084	$133,411	$130,393	$112,793	$129,288	$392,888	$399,090
Net interest income (B)	215,220	211,822	204,590	202,770	201,937	631,632	624,175
Non-interest income (C)	42,779	42,774	41,799	42,848	43,413	127,352	127,086
Non-interest expense (D)	110,045	113,185	111,496	127,175	114,762	334,726	345,688
Fully taxable equivalent adjustment (E)	2,616	2,628	892	1,091	1,293	6,136	4,415
Total pre-tax adjustments (F)	(1,392)	475	(1,165)	7,959	(4,845)	(2,082)	(460)
Amortization of intangibles (G)	2,095	2,140	2,140	2,253	2,477	6,375	7,432
Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$1,392	$(274)	$1,003	$5,024	$4,507	$2,121	$(6,118)
Gain on OREO	85	49	17	13	—	151	319
Gain (loss) on branches, equipment and other assets, net	32	2,052	(8)	583	—	2,076	924
BOLI death benefits	—	—	162	—	338	162	3,117
Recoveries on historic losses	—	—	—	—	—	—	3,461
Total non-interest income adjustments (H)	$1,509	$1,827	$1,174	$5,620	$4,845	$4,510	$1,703
Non-interest expense:
FDIC special assessment	—	2,260	—	12,983	—	2,260	—
Total non-interest expense adjustments (I)	$—	$2,260	$—	$12,983	$—	$2,260	$—

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$19.91	$19.30	$18.98	$18.81	$18.06
Tangible book value per common share: ((A-C-D)/B)	12.67	12.08	11.79	11.63	10.90

Total stockholders' equity (A)	$3,959,789	$3,855,503	$3,811,401	$3,791,075	$3,654,874
End of period common shares outstanding (B)	198,879	199,746	200,797	201,526	202,323
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	42,395	44,490	46,630	48,770	51,023
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	17.35%	16.82%	16.69%	16.73%	16.65%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	11.78	11.23	11.06	11.05	10.76

Total assets (A)	$22,823,117	$22,919,905	$22,835,721	$22,656,658	$21,950,638
Total stockholders' equity (B)	3,959,789	3,855,503	3,811,401	3,791,075	3,654,874
Goodwill (C)	1,398,253	1,398,253	1,398,253	1,398,253	1,398,253
Core deposit and other intangibles (D)	42,395	44,490	46,630	48,770	51,023